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                                                                     EXHIBIT 5.1



                                   October 3, 1997


Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, California 92130

    RE:  REGISTRATION STATEMENT ON FORM S-8/S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8/S-3 to be filed by you with the Securities and Exchange Commission on October 3, 1997 (as such may thereafter be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 6,089,794 shares of your Common Stock, $0.001 par value (the "Shares"), of which 571,704 have been issued pursuant to certain restricted stock agreements between the Company and certain of its executive officers, 235,987 are to be issued and 14,013 have been issued pursuant to the 1997 Employee Stock Purchase Plan, 150,000 are to be issued pursuant to the 1997 Director Option Plan, 3,056,341 are to be issued and 90,409 have been issued pursuant to the 1994 Stock Option Plan, 15,204 are to be issued pursuant to certain XVT Software Inc. Stock Option Agreements, 975,000 are to be issued and 16,000 have been issued pursuant to the 1991 Nonqualified Stock Option Plan, 566,250 are to be issued and 30,000 have been issued pursuant to the Nonqualified Stock Option Plan, 32,021 are to be issued and 74,947 have been issued under the United Software, Inc., 1997 Stock Plan and 321,918 have been issued under the United Software, Inc., Restricted Stock Agreements. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

    It is our opinion that the Shares, as or when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, are or will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                             Very truly yours,

                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation